Exhibit 99.1

CONTACTS:

Thomas Furr
Smart Online, Inc.
919-765-5000
tfurr@smartonline.com

Form 10-K for SMART ONLINE INC

RESEARCH TRIANGLE PARK, N.C., April 15, 2005 — Smart Online announces the release of its initial 10-K filing with the Security and Exchange Commission for our fiscal year that ended December 31, 2004.

RESULTS OF OPERATIONS

The following table sets forth selected results of our operations from our consolidated financial statements for the year ended December 31, 2004, as a percent of total revenue.

Option 1:

2004

STATEMENTS OF OPERATIONS DATA

Revenues	$1,002,970
Loss from Operations	$(2,801,935)
Net Loss Attributable to Common Stockholders	$(8,319,049)
Net Loss per Share - Basic and Diluted	$(0.79)
Number of Shares Used in Per Share Calculation	10,471,540

BALANCE SHEET DATA

Total Assets	$773,701
Long-term Obligations	$1,091,814
Redeemable Preferred Stock	$-
Stockholders' Deficit	$(1,911,090)

About Smart Online

Smart Online Inc., www.smartonline.com, is one of the pioneers of Web-native applications and is the first vendor to offer a private label syndicated online business platform that enables Web delivery of critical applications and services for small-to-medium businesses. Smart Online led the industry by converting to Software-as-Service (SaS) Web delivery in 1999. Today, the company markets Web-based applications to customers via Smart Online's Web site and by private labeling its syndicated software services for use on large corporate Web sites in the financial services, media, manufacturing and telco industries.

Further Information

For further information regarding risks and uncertainties associated with Smart Online’s business, please refer to the Risk Factors Section of Smart Online’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2004, copies of which may be obtained on the website of the Securities and Exchange Commission. All information in this press release is as of April 15, 2005. Smart Online undertakes no duty to update any forward-looking statement or to conform the statement to actual results or changes in Smart Online’s expectations.

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